Exhibit 10.8
SECOND
AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT
AMONG
NEW HORIZONS WORLDWIDE, INC.
AND
THE PARTIES LISTED ON EXHIBITS HERETO
DATED JULY 3, 2007

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
     THIS SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of July 3, 2007 by and among New Horizons Worldwide, Inc., a Delaware corporation (the “Company”), Camden Partners Strategic Fund III, L.P., a Delaware limited partnership, Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership (collectively, “Camden”), the other parties identified as Series B Preferred Stockholders on Exhibit B hereto, as may be amended from time to time (collectively with Camden, the “Series B Preferred Stockholders”), ATMF New Horizons, LLC, NH Investment LLC, Alkhaleej Training and Education Corp., Utopia Growth Fund, Utopia Core Fund, Utopia Core Conservative Fund, Utopia Yield Income Fund (collectively, the “Series C Investor”), the other parties identified as Series C Preferred Stockholders on Exhibit B hereto, as may be amended from time to time (collectively with Series C Investor, the “Series C Preferred Stockholders”), Alkhaleej Training and Education Corporation, a company formed under the laws of the Kingdom of Saudi Arabia (“Alkhaleej”), and the holders of certain Warrants issued by the Company as identified on Exhibit C hereto, as may be amended from time to time (collectively, including any permitted subsequent holders hereafter, the “Warrant Holders” and together with the Series B Preferred Stockholders, and the Series C Preferred Stockholders, the “Holders”).
     WHEREAS, the Company and Camden entered into that certain Stockholders’ Agreement dated as of February 7, 2005 (the “Stockholders’ Agreement”);
     WHEREAS, in connection with the extension of credit to the Company (the “Original Loan”) pursuant to the Credit Agreement dated as of July 19, 2006 by and between the Company, certain Warrant Holders (the “Original Warrant Holders”) and Camden Partners Strategic III, LLC, as Administrative Agent, (i) the Company issued to each Original Warrant Holder Series A Warrants and Series B Warrants (collectively, the “Original Warrants”) to purchase common stock of the Company, (ii) the Company and Camden exchanged all issued and outstanding Series A Preferred Stock held by Camden for shares of Series B Convertible Preferred Stock pursuant to that certain Preferred Stock Exchange Agreement dated July 19, 2006 and (iii) the parties thereto amended and restated the Stockholders’ Agreement (the “Amended and Restated Stockholders’ Agreement”); and
     WHEREAS, in connection with the purchase by the Series C Investor of 172,043 shares of the Company’s Series C Convertible Preferred Stock which are convertible into 5,333,333 shares of common stock of the Company (i) the Company shall issue to the Series C Investor Series C Warrants to purchase 1,066,667 shares of common stock of the Company (collectively, the “Series C Warrants”), (ii) the Company shall exchange the Original Warrants for Amended and Restated Series A-1 Warrants (the “Amended and Restated Series A Warrants”) and Amended and Restated Series B-1 Warrants to purchase common stock of the Company (the “Amended and Restated Series B Warrants,” and the Amended and Restated Series A Warrants and the Amended and Restated Series B Warrants, collectively, the “Amended and Restated Original Warrants”), and (iii) the Company shall issue to the Original Warrant Holders Series A-2 Warrants to purchase 984,335 shares of the common stock of the Company and Series B-2 Warrants to purchase 150,818 shares of the common stock of the Company

(collectively, the “Pro Rata Warrants,” and together with the Series C Warrants and the Amended and Restated Original Warrants, the “Warrants”); and
     WHEREAS, it is a condition precedent to the purchase by the Series C Investor of the Series C Convertible Preferred Stock that the parties hereto amend and restate the Amended and Restated Stockholders’ Agreement in order to provide, among other things, for certain rights and responsibilities as set forth herein.
     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
1. DEFINITIONS
     For all purposes of this Agreement, capitalized terms specified in Exhibit A shall have the meanings set forth in Exhibit A, except as otherwise expressly provided herein.
2. DIRECTORS OF THE COMPANY
     In accordance with the Charter of the Company, three directors of the Company shall be elected by the holders of the Series B Convertible Preferred Stock (the “Series B Preferred Directors” and each a “Series B Preferred Director”), and two directors of the Company shall be elected by the holders of the Series C Convertible Preferred Stock (the “Series C Preferred Directors” and each a “Series C Preferred Director”) and all other directors of the Company shall be elected by the holders of the Common Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock voting together as a single class (on an as converted basis) (the “Common Directors”).
     Until this Agreement is terminated as provided herein, the Company, Alkhaleej, each Series B Preferred Stockholder (for so long as such Series B Preferred Stockholder owns any security of the Company), each Series C Preferred Stockholder (for so long as such Series C Preferred Stockholder owns any security of the Company) and each Warrant Holder (at such time and so long thereafter as each such Warrant Holder owns any securities of the Company) shall take or cause to be taken all reasonably necessary actions within its respective power and authority and in accordance with applicable law as may be required to effect the agreements contained in this Section 2.
     2.1. Board of Directors
          (a) For so long as the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock are entitled to vote in the election of the Company’s Board of Directors as set forth in the Charter, the Company, each Series B Preferred Stockholder, each Series C Preferred Stockholder and each Warrant Holder (at such time and so long thereafter as each such Warrant Holder owns any securities of the Company) shall take or cause to be taken all necessary actions as may be required:
               (1) to establish the authorized size of the Board of Directors of the Company at nine (9) directors;

               (2) to not authorize any change in the size of the Board of Directors of the Company;
               (3) for so long as the holders of the Series B Convertible Preferred Stock are entitled to nominate and elect the Series B Preferred Directors as set forth in the Charter, to cause to be elected to the Board of Directors the Series B Preferred Directors designated in writing from time to time by the holders of a majority of the Series B Convertible Preferred Stock, such persons initially being Donald Hughes, David L. Warnock and Alwaleed Aldryann;
               (4) for so long as the holders of the Series C Convertible Preferred Stock are entitled to nominate and elect the Series C Preferred Directors as set forth in the Charter, to cause to be elected to the Board of Directors the Series C Preferred Directors designated in writing from time to time by the holders of a majority of the Series C Convertible Preferred Stock, such persons initially being Arnold M. Jacob and Robert H. Orley;
               (5) to maintain the voting requirements for actions of the Board of Directors at a majority of directors present at a meeting at which there is a quorum, except in respect of such matters as this Agreement, the Charter or the Bylaws or law may impose a greater voting requirement;
               (6) subject to Section 2.1(b), to cause to be removed forthwith from the Board of Directors any Series B Preferred Director when removal is requested for any reason, with or without cause, by the holders of a majority of the Series B Convertible Preferred Stock, and not to remove a Series B Preferred Director for any other reason during the time of the designation rights of the Series B Preferred Stockholders under this Section 2;
               (7) to cause to be removed forthwith from the Board of Directors any Series C Preferred Director when removal is requested for any reason, with or without cause, by the holders of a majority of the Series C Convertible Preferred Stock, and not to remove a Series C Preferred Director for any other reason during the time of the designation rights of the Series C Preferred Stockholders under this Section 2;
               (8) in the case of death, resignation, or other removal as herein provided of any Series B Preferred Director, to elect only another person designated by the holders of a majority of the Series B Convertible Preferred Stock to fill the vacancy created thereby;
               (9) in the case of death, resignation, or other removal as herein provided of any Series C Preferred Director, to elect only another person designated by the holders of a majority of the Series C Convertible Preferred Stock to fill the vacancy created thereby;
               (10) to prevent any action from being taken by the Board of Directors of the Company during the pendency of any vacancy due to death, resignation or removal of any

Series B Preferred Director, unless the Series B Preferred Stockholders shall have failed for a period of five (5) Business Days after written notice from the Company of the vacancy to designate a replacement; and
               (11) to prevent any action from being taken by the Board of Directors of the Company during the pendency of any vacancy due to death, resignation or removal of any Series C Preferred Director, unless the Series C Preferred Stockholders shall have failed for a period of five (5) Business Days after written notice from the Company of the vacancy to designate a replacement.
          (b) For so long as (i) the Original Loan is outstanding or (ii) Alkhaleej shall beneficially hold not less than seventy-five percent (75%) of (x) the Amended and Restated Series A Warrants issued to it as of the date hereof or (y) the common stock issued pursuant to exercise of such Warrants, the Company, Alkhaleej and each Series B Preferred Stockholder shall take or cause to be taken all necessary actions as may be required to elect and retain Alwaleed Aldryann as one of the Series B Preferred Directors in accordance with Subsection 2.1(a) hereof.
          (c) For so long as the holders of the Series B Convertible Preferred Stock are entitled to nominate and elect Series B Preferred Directors as set forth in the Charter, Camden agrees to vote all of its shares of securities of the Company for the remaining Common Directors proposed to be elected by the Board of Directors’ Governance Committee.
          (d) For so long as the holders of the Series C Convertible Preferred Stock are entitled to nominate and elect Series C Preferred Directors as set forth in the Charter, the Series C Investor agrees to vote all of its shares of securities of the Company for the remaining Common Directors proposed to be elected by the Board of Directors’ Governance Committee.
          (e) Each Series B Preferred Stockholder, each Series C Preferred Stockholder and each Warrant Holder (at such time and so long thereafter as each such Warrant Holder owns any securities of the Company) agrees to vote all shares of securities of the Company for the election of Curtis Lee Smith, Jr., William Heller and Richard Osborne to the Company’s Board of Directors for a term or terms expiring at the annual meeting of the Company’s shareholders in 2009.
     2.2. Board Committees
     For so long as the holders of the Series B Convertible Preferred Stock or the Series C Convertible Preferred Stock (as applicable) are entitled to nominate and elect the Series B Preferred Directors or Series C Preferred Directors as set forth in the Charter and subject to the applicable listing standards of any securities exchange on which any of the Company’s securities are then traded or listed and any applicable Law, the Board of Directors will not establish an executive committee authorized to exercise the power of the Board of Directors generally unless the Series B Preferred Directors and the Series C Preferred Directors (as applicable) are granted representation on such committee proportional to its representation on the Board of Directors, nor will the Board of Directors establish or employ committees (unless the Series B Preferred

Directors and the Series C Preferred Directors (as applicable) are granted proportional representation thereon) as a means designed to circumvent or having the effect of circumventing the rights of the Series B Preferred Directors or the Series C Preferred Directors (as applicable) under this Agreement or the Charter to representation on the Board of Directors.
     2.3. Board Compensation
     The Series B Preferred Directors and the Series C Directors shall be entitled to receive such cash, equity-linked or other compensation and expense reimbursement arrangements as shall be provided to each other non-employee member of the Board of Directors in performing their duties as directors.
     2.4. Board Observer Rights
     For so long as Camden owns twenty-five percent (25%) of the shares of Series B Convertible Preferred Stock (as adjusted for stock splits, stock combinations and similar events) issued on the date hereof, the Company agrees that Camden shall be permitted to send one (1) representative (the “Camden Representative”) to attend, as a nonvoting observer, all meetings of the Company’s Board of Directors or committees thereof. For so long as ATMF New Horizons, LLC owns twenty-five percent (25%) of the shares of Series C Convertible Preferred Stock (as adjusted for stock splits, stock combinations and similar events) issued on the date hereof, the Company agrees that ATMF New Horizons, LLC shall be permitted to send one (1) representative (the “ATMF Representative”) to attend, as a nonvoting observer, all meetings of the Company’s Board of Directors or committees thereof. In this respect, the Company shall provide the Camden Representative and the ATMF Representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that the Company reserves the right to exclude the Camden Representative and/or the ATMF Representative from access to any material or meeting or portion thereof if the Company in good faith believes upon the advice of counsel that such exclusion is reasonably necessary to (i) preserve the attorney-client privilege or (ii) comply with the listing standards of any securities exchange on which any of the Company’s securities are then listed or traded and any applicable Law, including without limitation the need to hold periodic executive sessions of the Company’s Board of Directors.
3. TRANSFER OF EQUITY SECURITIES
     3.1. Permitted Transfers
     Subject to Section 3.2, a Series B Preferred Stockholder may transfer its shares of Series B Convertible Preferred Stock, and a Series C Preferred Stockholder may transfer its shares of Series C Convertible Preferred Stock, without restriction. In connection with any transfer under this Section 3.1, the transferee shall hold such Series B Convertible Preferred Stock or such Series C Convertible Preferred Stock subject to the same restrictions and obligations applicable to its transferor and shall agree in writing to be bound by the terms of this Agreement. Notwithstanding anything to the contrary contained in this Section 3.1, no Series B Preferred Stockholder or Series C Preferred Stockholder shall be permitted at any time to transfer to any

Person any shares of Series B Convertible Preferred Stock or any shares of Series C Convertible Preferred Stock (as applicable) if such transfer would not be in compliance with the Act or any applicable state securities laws.
     3.2. Right of First Refusal
     If any Series B Preferred Stockholder, any Series C Preferred Stockholder or any Person who acquires any Series B Convertible Preferred Stock or Series C Convertible Preferred Stock from a Series B Preferred Stockholder or Series C Preferred Stockholder in accordance with Section 3.2 (the “Transferring Holder”) shall propose to Transfer to any Person (a “Proposed Transferee”) any shares of Series B Convertible Preferred Stock or Series C Convertible Preferred Stock, such Transfer shall be conditional upon the satisfaction of the following conditions precedent:
          (a) Such Transferring Holder shall first offer the Series B Convertible Preferred Stock or Series C Convertible Preferred Stock that it desires to Transfer (the “Offered Securities”) to the Company, at the same price and on the same terms that the Transferring Holder intends to Transfer the Offered Securities to the Proposed Transferee. Such offer shall be made by a written notice (the “Notice of Proposed Transfer”) delivered to the Company not less than twenty (20) days prior to the proposed Transfer. Such notice shall set forth the identity of the Proposed Transferee, the Offered Securities proposed to be sold, the terms and conditions of the Proposed Transfer, including price per share, and any other material terms and conditions or material facts relating to the proposed Transfer. In addition, the Transferring Holder shall provide to the Company all such other information relating to the Offered Securities, the Proposed Transferee and the Proposed Transfer as the Company may reasonably request.
          (b) Thereafter, the Company shall have the right, exercisable within twenty (20) days after receipt of the Notice of Proposed Transfer from the Transferring Holder, to purchase from the Transferring Holder the Offered Securities.
          (c) If the Company does not accept the offer made by the Transferring Holder with respect to all of the Offered Securities within the time period provided above, then the Transferring Holder shall have the right for a period of sixty (60) days following the aforementioned twenty (20) day period, to Transfer all, but not less than all, of such Offered Securities, but only to the Proposed Transferee, at not less than the price, and upon terms not more favorable to the Proposed Transferee, than were contained in the Notice of Proposed Transfer. Offered Securities not sold within such 60-day period shall continue to be subject to the requirements of this Section 3.2.
4. PREEMPTIVE RIGHTS
     (a) The Company hereby grants to each Series B Preferred Stockholder who owns at least 10,000 shares of Series B Convertible Preferred Stock and to each Series C Preferred Stockholder who owns at least 10,000 shares of Series C Convertible Preferred Stock (in each case as adjusted for stock splits, stock combinations and similar events), and to each Warrant Holder, the right (but not the obligation) to purchase its pro rata share of any New Securities that the Company may, from time to time, propose to sell and issue. Each Holder’s pro rata share, for purposes of this right, is the ratio of the number of shares of Common Stock Equivalents then held by the Series B Preferred Stockholder, the Series C Preferred Stockholder or the Warrant Holder immediately prior to the issuance of the New Securities, on an as converted basis, and the number of shares of Common Stock Equivalents outstanding (whether vested or unvested) immediately prior to the issuance of the New Securities, on an as converted basis. For purposes of this Section 4, “New Securities” shall mean any common stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such common stock or preferred stock, and securities of any type whatsoever that are, or by their terms may become, convertible into or exchangeable for common stock or preferred stock of the Company, but shall not include: (i) shares of Common Stock to be issued upon conversion of the Series B Convertible Preferred Stock, (ii) shares of Common Stock to be issued upon conversion of the Series C Convertible Preferred Stock, (iii) shares of Common Stock, warrants, options and other rights to purchase shares of Common Stock and securities convertible into shares of Common Stock, issued to officers, directors and employees of, and consultants to, the Corporation as compensation for bona fide services provided or to be provided to the Company by such persons and approved by the Board of Directors or the Compensation Committee, as the case may be, (iv) an aggregate of 75,000 shares of Common Stock or Common Stock issuable upon the exercise of options, warrants or other rights of the Company issued to financial institutions or lessors in connection with commercial credit transactions, equipment financings or similar transactions approved by the Board of Directors, and the issuance of Common Stock upon the exercise of any such options, warrants or other rights and (v) any of the Warrants or any shares of common stock to be issued upon the exercise of any of the Warrants.
     (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Holders eligible to exercise rights under this Section 4 written notice of its intention, describing the type of New Securities (including, without limitation, the relative rights, preferences and privileges thereof), the price and the general terms upon which the Company proposes to issue the same (a “Sale Notice”). Each Holder shall have thirty (30) days from the date of receipt of any such Sale Notice to elect to purchase all or a portion of its pro rata share of the New Securities for the price and upon the general terms specified in the Sale Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.
     (c) In the event the Holders fail to exercise fully the rights granted hereunder within the 30-day period, the Company shall have ninety (90) days to effect the sale of the New Securities at a price and on terms substantially the same as those offered to the Holders in the Sale Notice. In the event the sale is not effected within the 90-day period, the Company shall not issue and sell the New Securities without again offering the New Securities to the Holders in the manner provided in this Section 4.
     (d) Notwithstanding Section 6.4 below, each Series B Preferred Stockholder and each Series C Preferred Stockholder may, from time to time, assign its rights under this Section 4 or any portion thereof to any of its Affiliates who agree to be bound under this Agreement. The aggregate pro rata share of each Series B Preferred Stockholder and its Affiliates as a group, and each Series C Preferred Stockholder and its Affiliates as a group (each, a “Stockholder Group”)

shall be equal for all purposes to the number of securities which would have constituted the pro rata share of such Series B Preferred Stockholder or Series C Preferred Stockholder (as applicable) had no such assignment been effected, and may be allocated among the members of the Stockholder Group in any manner agreed upon by the Stockholder Group. For purposes of this Section 4, the definition of “Affiliate” shall only include affiliated entities and shall not include individuals.
     (e) Notwithstanding the foregoing, (i) in the event that the Board of Directors determines in good faith that the Company may be adversely affected by a delay in closing the sale of the New Securities, holders of a majority of the Series B Convertible Preferred Stock, holders of a majority of the Series C Convertible Preferred Stock and Warrant Holders with such rights granted hereunder may waive the rights granted in this Section 4 on behalf of all Series B Preferred Stockholders, Series C Preferred Stockholders and Warrant Holders (as applicable) with such rights granted hereunder prior to the end of the 30-day period and upon receipt of the acceptances or waivers described herein, the Company shall be free to consummate the issuance and sale of the New Securities within the 90-day period following receipt of such acceptances or waivers (after which the Company will again be required to offer the New Securities to the Holders in the manner provided in this Section 4) and (ii) in no event shall the Company be required to sell any New Securities to a Holder that is not an “accredited investor” as such term is defined under the Act at the time of such proposed sale.
     (f) Without limitation of the forgoing, the Series C Convertible Preferred Stock, any shares of the common stock of the Company into which such securities may be converted, the Series C Warrants, and any shares of the common stock of the Company issued in connection with the exercise of such Warrants, shall not be “New Securities” for purposes of this Section 4, and the holders of the Series B Convertible Preferred Stock and the Original Warrant Holders waive any rights that may have previously existed under this Section 4 with respect to the sale or issuance of each of the foregoing.
5. ADDITIONAL COVENANTS OF THE COMPANY
     The Company hereby covenants as set forth in the following subsections with each Series B Preferred Stockholder as follows:
     5.1. Financial and Business Information
     For so long as the Series B Preferred Stockholders own at least fifty percent (50%) of the Series B Convertible Preferred Stock issued on the date hereof, the Company shall furnish to the Series B Preferred Stockholders, and for so long as the Series C Preferred Stockholders own at least fifty percent (50%) of the Series C Convertible Preferred Stock issued on the date hereof, the Company shall furnish to the Series C Preferred Stockholders:
          (1) as soon as available and in any event within seventy-five (75) days after the end of each fiscal year of the Company (or such shorter period as may be prescribed by law or regulation with respect to annual filings on Form 10-K), a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related audited statements of income and cash flows for the fiscal year, all prepared in reasonable detail, and certified by independent certified public accountants of recognized national standing as presenting fairly in all material respects the financial position of the Company and approved by the Board of Directors of the Company, including footnotes and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, prepared in accordance with GAAP, consistently applied;
          (2) as soon as available and in any event within forty (40) days after the end of each fiscal quarter of the Company (or such shorter period as may be prescribed by law or regulation with respect to quarterly filings on Form 10-Q) (other than the last quarter of each fiscal year), a copy of the unaudited balance sheet of the Company as of the end of the quarter and the related unaudited statements of income and cash flows of the Company for the periods commencing at the end of the previous quarter and ending at the end of the quarter and commencing at the beginning of the fiscal year and ending at the end of the quarter, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, prepared in accordance with GAAP, consistently applied, subject only to year-end audit adjustments, except that such financial statements need not contain the notes required by GAAP, and certified by the principal financial or accounting officer of the Company and accompanied by a narrative management discussion and analysis of the operating results and financial condition;
          (3) within thirty (30) days after the end of each calendar month, a copy of the unaudited balance sheet of the Company as of the end of the month and the related unaudited statements of income and cash flows of the Company for the periods commencing at the end of the previous month and ending at the end of the month and commencing at the beginning of the fiscal year and ending at the end of the month, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, prepared in accordance with GAAP, consistently applied, subject only to year-end audit adjustments, except that such financial statements need not contain the notes required by GAAP, and certified by the principal financial or accounting officer of the Company and accompanied by a narrative management discussion and analysis of the operating results and financial condition;
          (4) as soon as available and in any event no later than thirty (30) days after the first day of each fiscal year of the Company beginning after the date hereof, an annual operating plan and budget (including cash flow data) for the Company for the fiscal year, each prepared in reasonable detail, including monthly projections, as each operating plan and budget has been approved by the Board of Directors of the Company;
          (5) as soon as available, monthly updates to the information provided in subsection (4) above;
          (6) at least annually, letters from the Company’s independent accountants regarding the sufficiency of internal controls and other matters customarily addressed in “management letters”;

          (7) Within five days after receipt, a copy of any notification received by the Company regarding (i) any defaults on any material contracts, loans or leases to which the Company is a party or (ii) (A) any material litigation filed against the Company or (B) any overtly threatened litigation that the Company reasonably believes may be filed against the Company and may have a material adverse effect on the condition (financial or other), business, results of operations, ability to conduct business or properties of the Company and its subsidiaries, taken as a whole; and
          (8) promptly, from time to time, such other information (in writing if so required) regarding the assets and properties and operations, business affairs, profit and loss statements, budgets, initial projections and financial condition of the Company as Camden may reasonably request.
     5.2. Restrictive Agreements Prohibited
     The Company shall not become a party to any agreement which by its terms or effects restricts or hinders the Company’s performance of, or obligations pursuant to, this Agreement, the Registration Rights Agreement, the Charter or the Bylaws.
6. MISCELLANEOUS
     6.1. Legend
     The certificates or other evidence representing the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock shall bear a legend (the “Legend”) in substantially the following form:
THE VOTING RIGHTS AND OBLIGATIONS WITH RESPECT TO, AND SALE OR OTHER DISPOSITION OF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF JULY 3, 2007, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITEIS UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW, (II) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (III) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT

REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.
     6.2. Specific Performance
     In addition to any other remedies which the Series B Preferred Stockholders and the Series C Preferred Stockholders may have at law or in equity, the Company, the Series B Preferred Stockholders and the Series C Preferred Stockholders hereby acknowledge that the harm which might result to the Series B Preferred Stockholders or the Series C Preferred Stockholders from breaches by the Company, the Series B Preferred Stockholders or the Series C Preferred Stockholders of their respective obligations to take all necessary actions with respect to the election and the removal of directors of the Company cannot be adequately compensated by damages. Accordingly, the Company, each Series B Preferred Stockholder and each of the Series C Preferred Stockholders agrees that each other Series B Preferred Stockholder and each other Series C Preferred Stockholder shall have the right to have all obligations and undertakings set forth in Section 2 specifically performed by the Company, the other Series B Preferred Stockholders or the other Series C Preferred Stockholders, as the case may be, and that any other Series B Preferred Stockholder or Series C Preferred Stockholder shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.
     6.3. Termination
     Unless earlier terminated as provided herein, this Agreement, and the agreements, covenants and obligations of the parties hereunder, shall forthwith terminate and become wholly void and of no effect at such time as (i) there are less twenty-five percent (25%) of the Series B Convertible Preferred Stock issued on the date hereof outstanding (subject to adjustment for splits, combinations and the like), (ii) there are less twenty-five percent (25%) of the Series C Convertible Preferred Stock issued on the date hereof outstanding (subject to adjustment for splits, combinations and the like), and (iii) Section 2.1(b) is no longer applicable.
     6.4. Assignment
     Except as expressly contemplated by Section 3, neither the Company nor any Series B Preferred Stockholder or Series C Preferred Stockholder shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, unless such person shall have obtained the prior written consent of all the other parties. Any purported assignment of this Agreement contrary to the terms hereof shall be null and void and of no force and effect.
     6.5. Entire Agreement; Amendment; and Waivers
     This Agreement, including the Exhibits hereto, constitutes the entire agreement among the parties hereto with respect to the matters provided for herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company, the holders of the Series B Convertible Preferred Stock representing a majority of the outstanding shares of Series B Convertible Preferred Stock, and the holders of the Series C Convertible Preferred Stock representing a majority of the outstanding shares of Series C Convertible Preferred Stock. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver or amendment shall be valid against any party hereto unless made in writing and approved by the holders of the Series B Convertible Preferred Stock representing a majority of the outstanding shares of Series B Convertible Preferred Stock and by the holders of the Series C Convertible Preferred Stock representing a majority of the outstanding shares of Series C Convertible Preferred Stock. Any waiver or amendment effected in accordance with this Section 6.5 shall be binding upon each Series B Preferred Stockholder and each Series C Preferred Stockholder whether or not they have signed the instrument providing for such waiver or amendment. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Series B Preferred Stockholders and to the Series C Preferred Stockholders who have not previously consented thereto in writing.
     6.6. No Third Party Beneficiaries
     It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.
     6.7. Binding Effect
     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.
     6.8. Governing Law
     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof). Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     6.9. Notices
     All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)	If to the Company: New Horizons Worldwide, Inc. 1900 S. State College Blvd., Suite 650 Anaheim, California 92806 Attention: President and Chief Executive Officer

with a copy (which shall not constitute notice) to: Calfee, Halter, & Griswold, LLP 1400 KeyBank Center 800 Superior Avenue E. Cleveland, Ohio 44114-2688 Attention: Scott R. Wilson

(ii)	If to Camden: Camden Partners Holdings, LLC 500 East Pratt Street Suite 1200 Baltimore, MD 21202 Attention: David L. Warnock

with a copy (which shall not constitute notice) to: Hogan & Hartson L.L.P. 111 South Calvert Street. Suite 1600 Baltimore, Maryland 21202 Attention: Thene M. Martin

(iii)	If to any other Series B Preferred Stockholder:

To such Series B Preferred Stockholder’s address shown on Exhibit B hereto

(iv)	If to any Series C Preferred Stockholder;

To such Series C Preferred Stockholder’s address shown on Exhibit B hereto

(v)	If to Alkhaleej:

Alkhaleej Training & Education Corporation P.O. Box 295300 Riyadh 11351 Kingdom of Saudi Arabia Attn: Alwaleed Aldryann

With a copy to:

Fulbright & Jaworski L.L.P. 555 S. Flower Street, 41st Floor Los Angeles, CA 90071 Attention: Tim C. Bruinsma

(vi)	If to any other Warrant Holder:

To such Warrant Holder’s address shown on Exhibit C hereto
Each party may designate by notice in accordance with this Section 6.9 a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.
     6.10. Aggregation of Stock
          All Common Stock Equivalents held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     6.11 Anti-Dilution Adjustments
          The Series B Preferred Stockholders hereby acknowledge, confirm and agree that the adjustment of the conversion price of the Series B Convertible Preferred Stock to $1.54 and the adjustment of the conversion rate of the Series B Convertible Preferred Stock to 24.3506 fully satisfy any and all anti-dilution adjustments pursuant to the terms of the Series B Convertible Stock resulting from the issuance of the Series C Convertible Preferred Stock and the Series C Warrants by the Company. The Original Warrant Holders hereby acknowledge, confirm and agree that the Series A-2 Warrants and the Series B-2 Warrants issued to them fully satisfy any and all anti-dilution adjustments pursuant to the terms of the original Warrants resulting from the issuance of the Series C Convertible Preferred Stock and the Series C Warrants by the Company.
     6.12 Execution in Counterparts
     To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.
[Signatures Appear on Following Pages]

     IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Stockholders’ Agreement, or have caused this Second Amended and Restated Stockholders’ Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

NEW HORIZONS WORLDWIDE, INC.
By:	/s/ Mark A. Miller
	Name:	Mark A. Miller
	Title:	President and Chief Executive Officer

HOLDERS: CAMDEN PARTNERS STRATEGIC FUND III, L.P., as Series B Preferred Stockholder and Warrant Holder By: CAMDEN PARTNERS STRATEGIC III, LLC, its General Partner
By:	/s/ David L. Warnock
David L. Warnock, Managing Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P., as Series B Preferred Stockholder and Warrant Holder By: CAMDEN PARTNERS STRATEGIC III, LLC, its General Partner
By:	/s/ David L. Warnock
David L. Warnock, Managing Member

ALKHALEEJ TRAINING AND EDUCATION CORPORATION, as Series C Preferred Stockholder and Warrant Holder
By:	/s/ Awaleed Aldryaan
	Name:	Awaleed Aldryaan
	Title:	President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

GEORGE S. RICH, as Warrant Holder

/s/ George S. Rich
George S. Rich

ATMF NEW HORIZONS, LLC, as Series C Preferred Stockholder and Warrant Holder
By:	/s/ Arnold Lee Jacob
	Name:	Arnold Lee Jacob
	Title:	Member

NH INVESTMENT LLC, as Series C Preferred Stockholder and Warrant Holder
By:	/s/ Robert H. Orley
	Name:	Robert H. Orley
	Title:	President

UTOPIA GROWTH FUND, as Series C Preferred Stockholder and Warrant Holder
By:	/s/ Paul H. Sutherland
	Name:	Paul H. Sutherland
	Title:	President

UTOPIA CORE FUND, as Series C Preferred Stockholder and Warrant Holder
By:	/s/ Paul H. Sutherland
	Name:	Paul H. Sutherland
	Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

UTOPIA CORE CONSERVATIVE FUND, as Series C Preferred Stockholder and Warrant Holder
By:	/s/ Paul H. Sutherland
	Name:	Paul H. Sutherland
	Title:	President

UTOPIA YIELD INCOME FUND, as Series C Preferred Stockholder and Warrant Holder
By:	/s/ Paul H. Sutherland
	Name:	Paul H. Sutherland
	Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

EXHIBIT A
DEFINITIONS
          “Act” shall mean the Securities Act of 1933, as amended.
          “Affiliate” shall mean: (a) with respect to a person, any member of such person’s family; (b) with respect to an entity, any officer, director, Stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity.
          “Agreement” shall mean this Second Amended and Restated Stockholders’ Agreement.
          “Amended and Restated Original Warrants” has the meaning set forth in the Recitals.
          “Amended and Restated Stockholders’ Agreement” has the meaning set forth in the Recitals.
          “ATMF Representative” has the meaning set forth in Section 2.4.
          “Business Day” shall mean Monday through Friday and shall exclude any federal or religious holidays.
          “Bylaws” shall mean the Company’s Amended and Restated Bylaws of the Company.
          “Camden Representative” has the meaning set forth in Section 2.4.
          “Charter” shall mean the Restated Certificate of Incorporation of the Company as supplemented, amended and/or restated from time to time.
          “Common Directors” has the meaning set forth in Section 2.
          “Common Stock” shall mean the common stock, $.01 par value, of the Company.
          “Common Stock Equivalent” shall mean a share of Common Stock, or the right to acquire, whether or not immediately exercisable, a share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

          “Company” shall mean New Horizons Worldwide, Inc., a Delaware corporation, or any successor thereto.
          “Governmental Entity” means a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.
          “Holders” has the meaning set forth in the Recitals.
          “Law” means any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction or decree of any Governmental Entity.
          “Legend” has the meaning set forth in Section 6.1.
          “New Securities” has the meaning set forth in Section 4.
          “Notice of Proposed Transfer” has the meaning set forth in Section 3.2(a).
          “Offered Securities” has the meaning set forth in Section 3.2(a).
          “Original Loan” has the meaning set forth in the Recitals.
          “Original Warrants” has the meaning set forth in the Recitals.
          “Original Warrant Holders” has the meaning set forth in the Recitals.
          “Proposed Transferee” has the meaning set forth in Section 3.2.
          “Registration Rights Agreement” shall mean that certain Second Amended and Restated Registration Rights Agreement of even date herewith among the Company, Camden, Alkhaleej and the Holders.
          “Sale Notice” has the meaning set forth in Section 4(b).
          “Series B Preferred Directors” has the meaning set forth in Section 2.
          “Series B Preferred Stockholders” has the meaning set forth in the Recitals.
          “Sale Notice” has the meaning set forth in Section 4.
          “Series B Convertible Preferred Stock” shall mean the Series B Convertible Preferred Stock, no par value, of the Company.
          “Stockholder Group” has the meaning set forth in Section 4.
          “Stockholders’ Agreement” has the meaning set forth in the Recitals.

          “Transfer” means the sale, gift, mortgage, pledge, exchange, assignment or other disposition or transfer, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance, but shall not include: (a) a transfer by any Series B Preferred Stockholder that is a party to this Agreement to any other Series B Preferred Stockholder that is a party to this Agreement; (b) a transfer by a Series B Preferred Stockholder to such Series B Preferred Stockholder’s spouse, children or grandchildren, or to trustees or custodians for their benefit; or (c) a transfer by a Series B Preferred Stockholder to any limited or general partner or Affiliate of the Series B Preferred Stockholder.
          “Transferring Holder” has the meaning set forth in Section 3.2.
          “Warrant Holders” has the meaning set forth in the Recitals.
          “Warrants” has the meaning set forth in the Recitals.

EXHIBIT B
Series B Preferred Stockholders
Camden Partners Strategic Fund III, L.P.
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David L. Warnock
Phone: (410) 878-6810
Fax: (410) 878-6850
Camden Partners Strategic Fund III-A, L.P.
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David L. Warnock
Phone: (410) 878-6810
Fax: (410) 878-6850
Series C Preferred Stockholders
ATMF New Horizons, LLC
6735 Telegraph Road, Suite 110
Bloomfield Hills, MI 48301
Attn: Arnold M. Jacob
Phone: 248-594-0040
Fax: 248-594-1010
NH Investment LLC
40900 Woodward Avenue, Suite 130
Bloomfield Hills, MI 48304
Attn: Robert H. Orley
Phone: 248-554-4220
Fax: 248-540-7280
Alkhaleej Training and Education Corp.
P. O. Box 295300, Riyadh 11351
Kingdom of Saudi Arabia
Attn: Alwaleed Aldryann
Fax: 9661-4656030

Utopia Growth Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999
Utopia Core Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999
Utopia Core Conservative Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999
Utopia Yield Income Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999

EXHIBIT C
Warrant Holders
Camden Partners Strategic Fund III, L.P.
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David L. Warnock
Phone: (410) 878-6810
Fax: (410) 878-6850
Camden Partners Strategic Fund III-A, L.P.
500 East Pratt Street
Suite 1200
Baltimore, MD 21202
Attn: David L. Warnock
Phone: (410) 878-6810
Fax: (410) 878-6850
Alkhaleej Training and Education Corporation
P.O. Box 295300
Riyadh 11351
Kingdom of Saudi Arabia
Attn: Alwaleed Aldryann
Fax: 9661-4656030
George S. Rich
904 S Broadway
Baltimore, Maryland 21231
Attn: George S. Rich
Phone: (410) 804 5574
Fax: (410) 534 8044
ATMF New Horizons, LLC
6735 Telegraph Road, Suite 110
Bloomfield Hills, MI 48301
Attn: Arnold M. Jacob
Phone: 248-594-0040
Fax: 248-594-1010
NH Investment LLC
40900 Woodward Avenue, Suite 130
Bloomfield Hills, MI 48304
Attn: Robert H. Orley
Phone: 248-554-4220

Fax: 248-540-7280
Utopia Growth Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999
Utopia Core Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999
Utopia Core Conservative Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999
Utopia Yield Income Fund
111 Cass Street
Traverse City, MI 49684
Attn: Jon Mohrhardt
Phone: 231.929.4500
Fax: 231.995.7999